UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 4, 2024, Trio Petroleum Corp., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) for convertible debt financing in an aggregate amount of up to $3,255,000, to be funded in up to two tranches in which the Company would issue senior secured original issue 7% discount convertible promissory notes in an aggregate principal amount of $3.5 million. The Company issued to the Investor two promissory notes in an aggregate principal amount $2,550,000, consisting of a promissory note in the principal amount of $2,000,000, as amended (the “First Tranche Note”) and a second promissory note in the principal amount of $550,000 (the “Second Tranche Note” and collectively with the First Tranche Note, the “Notes”).

Under the terms of each of the Notes, the Investor had the right to accelerate up to six monthly payments of principal, by paying 103% of the principal amount being paid, in cash, shares of the Company’s common stock, par value $0.0001 per share, or a combination thereof, with the number of shares of common stock issuable being calculated based on a formula set forth in the Notes, subject to a floor price of $0.15 per share of common stock.

On April 5, 2024, the Company and the Investor executed and entered into an Amendment to Transaction Documents (the “Amendment”) amending the Second Tranche Note to permit the acceleration of more than six monthly payments pursuant to the Second Tranche Note, as initially provided in the Second Tranche Note, so that the entire outstanding balance of the Second Tranche Note could be repaid. The Amendment also amended the SPA to change the termination date of a prohibition against the Company’s entering into a variable rate transaction from the date that the Investor no longer holds the Notes to December 31, 2024,

The above description of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Between April 2, 2024 and April 5, 2024, pursuant to the terms of the First Tranche Note and the Second Tranche Note, the Company paid the remaining outstanding principal balance of the Notes, with a 3% premium, as provided in the Notes, by issuing and/or pending the issuance of a total of 8,926,664 shares of common stock to the Investor, calculated at the floor price of $0.15 per share of common stock. After the issuance of such shares of common stock to the Investor, the Company will have repaid both of the Notes, in full, the Notes will be cancelled, and the Company will have no further obligations thereunder. The Board has determined that the repayment of the Notes, in full, was in the best interest of the Company and its shareholders to terminate this indebtedness, simplify the Company's capital structure, and reduce total indebtedness.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment to Transaction Documents dated April 5, 2024,
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2024

TRIO PETROLEUM CORP.

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	Chief Executive Officer

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